SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 4, 2001




                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)








ITEM 5.  OTHER EVENTS

A. On September 4, 2001, CPI Corp. issued the following press release:

     - CPI CORP. APPOINTS SENIOR EXECUTIVE VICE PRESIDENT FOR
       STUDIO OPERATIONS


     ST. LOUIS, MO., September 4, 2001 - Dave Pierson, Chairman and Chief Executive Officer of CPI Corp. (NYSE:CPY) announced today that Jack Krings, Vice President of Licensed Business for Sears Roebuck and Co., will join CPI as Senior Executive Vice President, Operations on October 1, 2001.

     In announcing the selection, Pierson said, "I have had the pleasure of working with Jack for many years. With a distinguished career spanning more than thirty years with Sears, he is a seasoned retailer with unique insight into licensed business operations. In his current role at Sears, he has been an invaluable ally and a visionary partner of Sears Portraits Studios. We are delighted that he has agreed to join the CPI management team as we continue to develop and implement new growth strategies."

     Accepting his appointment, Krings said, "I am pleased to join the leader in the portrait studio industry in the face of exciting opportunities presented by the continuing evolution of digital imaging. In my new role, I look forward to further strengthening the bond between CPI and Sears as we grow our business. I know and respect the CPI team. I'm proud to become a part of it."

     "We look forward to working with Jack in his new position to better serve Sears and CPI customers," Mike Tower, Sears
     Senior Vice President, said.

     CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United States, Puerto Rico and Canada, as well as photofinishing services through the searsphotos.com web site and computer programming though Centrics Technology.















                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CPI CORP.



                             By:     /s/ Barry Arthur
                                     --------------------
                                     Barry Arthur
                                     Authorized Officer and
                                     Principal Financial Officer



Date: September 6, 2001